EXHIBIT 99.1

Arbor Realty Trust Reports First Quarter 2017

Results and Increases Quarterly Dividend to $0.18 per Share

Company Highlights:

-	Net income of $15.6 million, or $0.30 per diluted common share
-	AFFO of $24.7 million, or $0.33 per diluted common share[1]
-	Declares a cash dividend on common stock of $0.18 per share, our third increase in the past four quarters, 6% higher than last quarter and a 20% increase in our dividend over the past year

Agency Business
-	Segment income of $13.0 million
-	Loan originations of $1.29 billion
-	Servicing portfolio of $14.47 billion at March 31, 2017, up 7% from 4Q16

Structured Business
-	Segment income of $10.1 million
-	Generated a $7.1 million gain from the repurchase of TRUP debt
-	Loan originations of $145.9 million

Recent Developments:

-	Closed a seventh collateralized securitization vehicle totaling $360.0 million with improved terms

Uniondale, NY, May 5, 2017 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the first quarter ended March 31, 2017. Arbor reported net income for the quarter of $15.6 million, or $0.30 per diluted common share, compared to $1.1 million, or $0.02 per diluted common share for the quarter ended March 31, 2016. Adjusted funds from operations (“AFFO”) for the quarter was $24.7 million, or $0.33 per diluted common share, compared to $6.9 million, or $0.13 per diluted common share for the quarter ended March 31, 2016.1

Arbor Realty Trust Reports First Quarter 2017 Results and Increases Quarterly Dividend to $0.18 per Share

May 5, 2017	Page 2

Agency Business

Loan Origination Platform

Agency Loan Volume ($ in 000's)
	Quarter Ended
	March 31, 2017	December 31, 2016
Fannie Mae	$896,549	$999,936
Freddie Mac	235,033	299,277
FHA	137,935	-
CMBS/Conduit	21,370	-
Total Originations	$1,290,887	$1,299,213

Total Loan Sales	$1,364,850	$940,550

Total Loan Commitments	$1,151,944	$1,414,900

For the quarter ended March 31, 2017, the Agency Business generated revenues of $48.0 million, compared to $51.1 million for the fourth quarter of 2016. Gain on sales, including fee-based services, net was $19.2 million for the quarter, reflecting a margin of 1.40% on loan sales, compared to $14.9 million and 1.58% for the fourth quarter of 2016. Income from mortgage servicing rights was $20.0 million for the quarter, reflecting a rate of 1.74% as a percentage of loan commitments, compared to $29.0 million and 2.05% for the fourth quarter of 2016.

At March 31, 2017, loans held-for-sale was $573.2 million which was primarily comprised of unpaid principal balances totaling $565.2 million, with financing associated with these loans totaling $564.3 million.

Fee-Based Servicing Portfolio

The fee-based servicing portfolio totaled $14.47 billion at March 31, 2017, an increase of 7% from December 31, 2016, primarily as a result of $1.29 billion of new loan originations during the quarter. Servicing revenue, net was $4.8 million for the quarter, and consists of servicing revenue of $16.7 million net of amortization of mortgage servicing rights totaling $11.9 million.

Arbor Realty Trust Reports First Quarter 2017 Results and Increases Quarterly Dividend to $0.18 per Share

May 5, 2017	Page 3

	Fee-Based Servicing Portfolio ($ in 000s)
	As of March 31, 2017			As of December 31, 2016
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$11,804,141	0.53%	6.9	$11,181,152	0.53%	6.6
Freddie Mac	2,163,124	0.23%	10.8	1,953,245	0.22%	10.5
FHA	498,034	0.17%	19.7	420,689	0.18%	19.2
Total	$14,465,299	0.48%	7.9	$13,555,086	0.48%	7.6

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”). At March 31, 2017, the Company’s allowance for loss-sharing obligations was $32.2 million which consists of general loss sharing guaranty obligations of $28.0 million, representing 0.24% of the Fannie Mae servicing portfolio, and $4.2 million of loss-sharing obligations on specifically identified loans with losses determined to be probable and estimable.

Structured Business

Portfolio and Investment Activity

First quarter of 2017:

-	14 new loan originations totaling $145.9 million, of which 13 were bridge loans for $130.9 million

-	Payoffs and pay downs on 13 loans totaling $190.4 million

At March 31, 2017, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $1.74 billion, with a weighted average current interest pay rate of 5.81%, compared to $1.80 billion and 5.71% at December 31, 2016. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.45% at March 31, 2017, compared to 6.39% at December 31, 2016.

The average balance of the Company’s loan and investment portfolio during the first quarter of 2017, excluding loan loss reserves, was $1.80 billion with a weighted average yield on these assets of 6.39%, compared to $1.79 billion and 6.38% for the fourth quarter of 2016.

At March 31, 2017, the Company’s total loan loss reserves were $83.0 million on seven loans with an aggregate carrying value before loan loss reserves of $186.6 million. The Company also had three non-performing loans with a carrying value of $1.0 million, net of related loan loss reserves of $22.2 million.

Arbor Realty Trust Reports First Quarter 2017 Results and Increases Quarterly Dividend to $0.18 per Share

May 5, 2017	Page 4

Financing Activity

The Company purchased, at a discount, $20.9 million of its junior subordinated notes, with a carrying value of $19.8 million, resulting in the recognition of a gain on extinguishment of debt of $7.1 million.

The balance of debt that finances the Company’s loan and investment portfolio at March 31, 2017 was $1.38 billion with a weighted average interest rate including fees of 4.51%, as compared to $1.35 billion and a rate of 4.45% at December 31, 2016. The average balance of debt that finances the Company’s loan and investment portfolio for the first quarter of 2017 was $1.37 billion, as compared to $1.44 billion for the fourth quarter of 2016. The average cost of borrowings for the first quarter was 4.51%, compared to 4.82% for the fourth quarter of 2016. The decrease in average cost was primarily due to the maturity of the Company’s remaining interest rate swaps as well as from the acceleration of fees related to the unwind of a CLO in the fourth quarter, partially offset by an increase in the one-month LIBOR interest rate.

The Company is subject to various financial covenants and restrictions under the terms of its CLO vehicles and financing facilities. The Company believes it was in compliance with all financial covenants and restrictions as of March 31, 2017 and as of the most recent CLO determination dates in April 2017.

In April 2017, the Company completed its seventh collateralized securitization vehicle totaling $360.0 million of real estate related assets and cash. An aggregate of $279.0 million of investment grade-rated notes were issued, and the Company retained an $81.0 million equity interest in the portfolio. The notes have an initial weighted average interest rate of 1.99% plus one-month LIBOR, excluding fees and transaction costs. The facility has a three year replenishment period that allows the principal proceeds from repayments of the collateral assets to be reinvested in qualifying replacement assets, subject to certain conditions.

Capital Markets

The Company reopened its 6.50% Convertible Senior Notes due 2019 and issued an additional $13.8 million for a total outstanding principal amount of $100.0 million. The proceeds received by the Company are intended to be used to make investments in our business and for general corporate purposes.

Arbor Realty Trust Reports First Quarter 2017 Results and Increases Quarterly Dividend to $0.18 per Share

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Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.18 per share of common stock for the quarter ended March 31, 2017, representing an increase of 6% over the prior quarter dividend of $0.17 per share. The dividend is payable on May 31, 2017 to common stockholders of record on May 17, 2017. The ex-dividend date is May 15, 2017.

As previously announced, the Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from March 1, 2017 through May 31, 2017. The dividends are payable on May 31, 2017 to preferred stockholders of record on May 15, 2017. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available at www.arbor.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 10756167.

After the live webcast, the call will remain available on the Company's website through May 31, 2017. In addition, a telephonic replay of the call will be available until May 12, 2017. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 10756167.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a real estate investment trust and national direct lender specializing in loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Arbor is a Top 10 Fannie Mae DUS® Multifamily Lender by volume and a Top Fannie Mae Small Loan lender, a Freddie Mac Program Plus® Seller/Servicer and the Top Freddie Mac Small Balance Loan Lender, a Fannie Mae and Freddie Mac Seniors Housing Lender, an FHA Multifamily Accelerated Processing (MAP)/LEAN Lender, a HUD-approved LIHTC Lender as well as a CMBS, bridge, mezzanine and preferred equity lender, consistently building on its reputation for service, quality and flexibility. With a fee-based servicing portfolio of over $14 billion, Arbor is a primary commercial loan servicer and special servicer rated by Standard & Poor’s with an Above Average rating. Arbor is also on the Standard & Poor’s Select Servicer List and is a primary commercial loan servicer and loan level special servicer rated by Fitch Ratings. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC.

Arbor Realty Trust Reports First Quarter 2017 Results and Increases Quarterly Dividend to $0.18 per Share

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Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2016 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. Supplemental schedules of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 11 of this release.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Lee Roth 646-536-7012 lroth@theruthgroup.com
Media: Bonnie Habyan, EVP of Marketing 516-506-4615 bhabyan@arbor.com

Arbor Realty Trust Reports First Quarter 2017 Results and Increases Quarterly Dividend to $0.18 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	Quarter Ended
	March 31,
	2017	2016

Interest income	$33,525,016	$25,818,465
Interest expense	19,436,838	12,748,613
Net interest income	14,088,178	13,069,852

Other revenue:
Gain on sales, including fee-based services, net	19,170,856	-
Mortgage servicing rights	20,030,340	-
Servicing revenue, net	4,793,643	-
Property operating income	3,223,204	5,331,532
Other income, net	(886,297)	89,763
Total other revenue	46,331,746	5,421,295

Other expenses:
Employee compensation and benefits	19,841,464	4,328,342
Selling and administrative	7,693,887	2,655,476
Acquisition costs	-	3,109,910
Property operating expenses	2,637,904	4,316,555
Depreciation and amortization	1,897,249	877,533
Impairment loss on real estate owned	1,200,000	-
Provision for loss sharing	1,679,385	-
Provision for loan losses (net of recoveries)	(695,653)	(15,000)
Management fee - related party	4,000,000	2,700,000
Total other expenses	38,254,236	17,972,816

Income before gain on extinguishment of debt, gain on sale of real estate, income from equity affiliates and provision
for income taxes	22,165,688	518,331
Gain on extinguishment of debt	7,116,243	-
Gain on sale of real estate	-	607,553
Income from equity affiliates	762,777	1,897,442
Provision for income taxes	(6,101,000)	-

Net income	23,943,708	3,023,326

Preferred stock dividends	1,888,430	1,888,430
Net income attributable to noncontrolling interest	6,441,604	-
Net income attributable to common stockholders	$15,613,674	$1,134,896

Basic earnings per common share	$0.30	$0.02
Diluted earnings per common share	$0.30	$0.02

Weighted average shares outstanding:
Basic	51,461,156	51,045,219
Diluted	73,730,068	51,095,128

Dividends declared per common share	$0.17	$0.15

Arbor Realty Trust Reports First Quarter 2017 Results and Increases Quarterly Dividend to $0.18 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2017	2016
	(Unaudited)
Assets:
Cash and cash equivalents	$104,843,232	$138,645,430
Restricted cash	115,263,038	29,314,929
Loans and investments, net	1,639,768,626	1,695,732,351
Loans held-for-sale, net	573,193,542	673,367,304
Capitalized mortgage servicing rights, net	238,931,168	227,742,986
Available-for-sale securities, at fair value	5,307,502	5,403,463
Securities held-to-maturity, net	7,905,689	-
Investments in equity affiliates	33,380,722	33,948,853
Real estate owned, net	18,752,812	19,491,805
Due from related party	37,030,187	1,464,732
Goodwill and other intangible assets	96,089,432	97,489,884
Other assets	43,961,884	48,184,509
Total assets	$2,914,427,834	$2,970,786,246

Liabilities and Equity:
Credit facilities and repurchase agreements	855,076,736	906,636,790
Collateralized loan obligations	729,248,014	728,441,109
Senior unsecured notes	94,712,335	94,521,566
Convertible senior unsecured notes, net	94,239,527	80,660,038
Junior subordinated notes to subsidiary trust issuing preferred securities	139,103,147	157,858,555
Related party financing	50,000,000	50,000,000
Due to related party	2,260,847	6,038,707
Due to borrowers	75,967,465	81,019,386
Allowance for loss-sharing obligations	32,219,490	32,407,554
Other liabilities	81,934,390	86,164,613
Total liabilities	2,154,761,951	2,223,748,318

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares, 21,230,769 shares issued and outstanding; 8.25% Series A, $38,787,500 aggregate liquidation preference;
1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding;
8.50% Series C, $22,500,000 aggregate liquidation preference; 900,000
shares issued and outstanding	89,508,213	89,508,213
Common stock, $0.01 par value: 500,000,000 shares authorized; 51,850,250
and 51,401,295 shares issued and outstanding, respectively	518,502	514,013
Additional paid-in capital	624,585,307	621,931,995
Accumulated deficit	(118,263,597)	(125,134,403)
Accumulated other comprehensive income	587,891	320,917
Total Arbor Realty Trust, Inc. stockholders’ equity	596,936,316	587,140,735

Noncontrolling interest	162,729,567	159,897,193
Total equity	759,665,883	747,037,928

Total liabilities and equity	$2,914,427,834	$2,970,786,246

Arbor Realty Trust Reports First Quarter 2017 Results and Increases Quarterly Dividend to $0.18 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

STATEMENT OF INCOME SEGMENT INFORMATION - (Unaudited)

	Quarter Ended March 31, 2017

	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated

Interest income	$28,508,717	$5,016,299	$-	$33,525,016
Interest expense	15,241,022	3,233,993	961,823	19,436,838
Net interest income	13,267,695	1,782,306	(961,823)	14,088,178

Other revenue:
Gain on sales, including fee-based services, net	-	19,170,856	-	19,170,856
Mortgage servicing rights	-	20,030,340	-	20,030,340
Servicing revenue	-	16,681,644	-	16,681,644
Amortization of MSRs	-	(11,888,001)	-	(11,888,001)
Property operating income	3,223,204	-	-	3,223,204
Other income, net	110,727	(997,024)	-	(886,297)
Total other revenue	3,333,931	42,997,815	-	46,331,746

Other expenses:
Employee compensation and benefits	3,832,400	16,009,064	-	19,841,464
Selling and administrative	3,081,706	4,612,181	-	7,693,887
Property operating expenses	2,637,904	-	-	2,637,904
Depreciation and amortization	496,795	1,400,454	-	1,897,249
Impairment loss on real estate owned	1,200,000	-	-	1,200,000
Provision for loss sharing	-	1,679,385	-	1,679,385
Provision for loan losses (net of recoveries)	(695,653)	-	-	(695,653)
Management fee - related party	1,974,724	2,025,276	-	4,000,000
Total other expenses	12,527,876	25,726,360	-	38,254,236

Income before gain on extinguishment of debt,
income from equity affiliates and provision
for income taxes	4,073,750	19,053,761	(961,823)	22,165,688
Gain on extinguishment of debt	7,116,243	-	-	7,116,243
Income from equity affiliates	762,777	-	-	762,777
Provision for income taxes	-	(6,101,000)	-	(6,101,000)

Net income	$11,952,770	$12,952,761	$(961,823)	$23,943,708

Preferred stock dividends	1,888,430	-	-	1,888,430
Net income attributable to noncontrolling interest	-	-	6,441,604	6,441,604
Net income attributable to common stockholders	$10,064,340	$12,952,761	$(7,403,427)	$15,613,674

(1) Includes certain corporate expenses not allocated to the two reportable segments, such as financing costs associated with the acquisition of the Agency Business as well as income allocated to the noncontrolling interest holder.

Arbor Realty Trust Reports First Quarter 2017 Results and Increases Quarterly Dividend to $0.18 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

BALANCE SHEET SEGMENT INFORMATION - (Unaudited)

	March 31, 2017
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Assets:
Cash and cash equivalents	$66,181,142	$38,662,090	$-	$104,843,232
Restricted cash	100,408,504	14,854,534	-	115,263,038
Loans and investments, net	1,639,768,626	-	-	1,639,768,626
Loans held-for-sale, net	-	573,193,542	-	573,193,542
Capitalized mortgage servicing rights, net	-	238,931,168	-	238,931,168
Investments in equity affiliates	33,380,722	-	-	33,380,722
Goodwill and other intangible assets	-	96,089,432	-	96,089,432
Other assets	94,694,577	18,263,497	-	112,958,074
Total assets	$1,934,433,571	$979,994,263	$-	$2,914,427,834

Liabilities:
Debt obligations	1,348,070,649	564,309,110	50,000,000	1,962,379,759
Allowance for loss-sharing obligations	-	32,219,490	-	32,219,490
Other liabilities	121,486,854	36,496,160	2,179,688	160,162,702
Total liabilities	$1,469,557,503	$633,024,760	$52,179,688	$2,154,761,951

(1) Includes assets and liabilities not allocated to the two reportable segments, such as financings and acquisition costs associated with the acquisition of the Agency Business.

Arbor Realty Trust Reports First Quarter 2017 Results and Increases Quarterly Dividend to $0.18 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures -

Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")

(Unaudited)

	Quarter Ended
	March 31,
	2017	2016
Net income attributable to common stockholders	$15,613,674	$1,134,896
Subtract:
Gain on sale of real estate	-	(607,553)
Add:
Net income attributable to noncontrolling interest	6,441,604	-
Impairment loss on real estate owned	1,200,000	-
Depreciation - real estate owned	250,295	877,533
Depreciation - investments in equity affiliates	101,447	93,588
Funds from operations (1)	$23,607,020	$1,498,464
Subtract:
Income from mortgage servicing rights	(20,030,340)	-
Impairment loss on real estate owned	(1,200,000)	-
Add:
Amortization and write-offs of MSRs	15,281,465	-
Deferred tax provision	1,827,000
Depreciation and amortization	1,867,553	-
Net loss on changes in fair value of derivatives	997,024	-
Gain on sale of real estate	-	607,553
Stock-based compensation	2,304,522	1,681,431
Acquisition costs	-	3,109,910

Adjusted funds from operations(1)	$24,654,244	$6,897,358

Diluted FFO per share(1)	$0.32	$0.03

Diluted AFFO per share(1)	$0.33	$0.13

Diluted weighted average shares outstanding(1)	73,730,068	51,095,128

(1) Amounts are attributable to common stockholders and OP Unit holder. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, income from mortgage servicing rights ("MSRs"), changes in fair value of certain derivatives that temporarily flow through earnings, amortization and write-offs of MSRs, deferred tax provisions and benefits and the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and impairment losses on real estate and gains/losses on sales of real estate. The Company is generally not in the business of operating real estate owned property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company's loans to maximize the value of the collateral and minimize the Company's exposure.  Therefore, the Company deems such impairment and gains/losses on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company's initial investment.

FFO and AFFO are not intended to be an indication of the Company's cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.